UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2017
AMBER ROAD, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	001-36360 (Commission File No.)	22-2590301 (IRS Employer Identification No.)
One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)
Registrant’s telephone number: (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 1, 2017 the Board of Directors (the “Board”) of Amber Road, Inc. (the “Company”) appointed Ralph E. Faison to the Board. The Board increased its size from six to seven members and appointed Mr. Faison to fill the vacancy.
Mr. Faison, age 59, most recently served, from 2011 to 2014, as the President, Chief Executive Officer and Chairman of the Board of publicly-traded Pulse Electronics Corporation, a worldwide leader in electronic component design and manufacture with a broad international customer base. From 2002 to 2007, Mr. Faison served as Chief Executive Officer and director of publicly-traded Andrew Corporation, a manufacturer of communications equipment and systems, where he also served for a time as its Chief Operating Officer prior to its acquisition by CommScope, Inc. in 2007. Mr. Faison’s prior experience also includes serving as President and Chief Executive Officer of Celiant Corporation, prior to it being was acquired by Andrew Corporation, Vice President of the New Ventures Group at Lucent Technologies and various positions with AT&T. Mr. Faison has also served on the Board of Directors of NETGEAR, Inc. since 2003, where he is the former chair of its Compensation Committee and currently is a member of its Nominating and Corporate Governance Committee and Cyber Security Committee.
Mr. Faison will serve as a Class I director, which class will stand for election at the upcoming 2018 Annual Meeting of Stockholders. Mr. Faison was also appointed to the Board's Compensation Committee. In connection with Mr. Faison’s appointment to the Compensation Committee, director John Malone will move from the Compensation Committee to the Board’s Nominating and Corporate Governance Committee.
Mr. Faison will participate in the Company's Non-Employee Director Compensation Program. Pursuant to this Program, each member of the Board, who is not an employee of the Company, receives an annual retainer of $60,000. In addition, a new director receives an inaugural grant of restricted stock units with a fair market value equal to $180,000 for the first year of Board service, which Mr. Faison will receive upon his election at the upcoming Annual Meeting. These restricted stock units will vest upon the first anniversary of the grant. Mr. Faison has also entered into the Company's standard indemnification agreement, the form of which was filed as an exhibit to the Company's registration statement on Form S-1 filed on February 10, 2014, as amended.
On December 5, 2017, the Company issued a press release announcing the appointment of Mr. Faison to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by the Company on December 5, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 5, 2017
AMBER ROAD, INC.
By: /s/ Brad Holmstrom
Brad Holmstrom
General Counsel